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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

       Date of Report (date of earliest event reported): February 27, 2007

                          PEDIATRIX MEDICAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


        Florida                         001-12111                 65-0271219
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(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)


                              1301 Concord Terrace
                             Sunrise, Florida 33323
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                     (Address of principal executive office)

       Registrant's telephone number, including area code (954) 384-0175


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02       Results of Operations and Financial Condition.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

         On February 27, 2007, management of Pediatrix Medical Group, Inc. (the "Company") concluded, and the Audit Committee of the Company's Board of Directors (the "Audit Committee") approved the conclusion, that the Company's financial statements for the fiscal years ended December 31, 1995 through and including 2005, the interim periods contained therein, and the fiscal quarter ended March 31, 2006, and all earnings and press releases and similar communications issued by the Company relating to periods commencing on January 1, 1995 and ending on March 31, 2006 should no longer be relied upon. The conclusion was based upon instances of intentional backdating by a former executive officer of the Company that occurred in the granting of stock options prior to 2001, which instances were documented by the Audit Committee's previously announced review of the Company's stock option granting practices. The restatement is expected to include charges relating to these instances of backdating in the periods prior to 2001 and misdating in those and subsequent periods of certain other option grants as a result of process deficiencies. Based on its analysis to date, however, the Company believes that total additional non-cash compensation expense will not exceed the previously announced tentative calculation of $28 million on a pre-tax basis for the 1995 through 2006 period.

         Members of the Company's management authorized by the Audit Committee have discussed the matters disclosed in this filing with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

         The Company issued a press release on February 28, 2007, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01       Other Events.

         On February 28, 2007, the Company announced that its Board of Directors has approved the Company's participation in an Internal Revenue Service program to pay certain individual tax obligations for employees, other than executive officers, who exercised certain stock options during 2006 (the "IRS Program"). The IRS Program will cover non-executive officer employees ("Eligible Employees") who are subject to adverse income tax consequences, including any interest and penalties that result from a determination by the Audit Committee that their options had been issued at exercise prices that are lower than revised prices.

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         Additionally, the Company announced that the Board of Directors indicated that following the conclusion of the Audit Committee review it intends to implement a separate program that would increase the exercise prices on stock option grants that remain outstanding and have revised measurement dates in order to protect employees from any adverse tax consequences. It is expected that this program and the Company's participation in the IRS Program as well as payments to Eligible Employees in connection with these programs, including make whole payments as compensation for the increased option prices and tax gross-ups, will result in a pre-tax charge of not more than $7 million.

         The Company issued a press release on February 28, 2007, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

        (d)     Exhibits

                99.1--  Press Release dated February 28, 2007.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PEDIATRIX MEDICAL GROUP, INC.



Date: February 28, 2007                 By: /s/ Karl B. Wagner
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                                            Name:   Karl B. Wagner
                                            Title:  Chief Financial Officer

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                                  EXHIBIT INDEX

        Exhibit No.     Description

          99.1          Press Release dated February 28, 2007.